Exhibit 10.3

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”), dated as of February 10, 2022, is entered into by and among agilon health management, inc. (f/k/a agilon health, inc.) (the “Company” and, together with its parent, agilon health, inc., and their respective subsidiaries and affiliates, the “Company Group”), and the undersigned, Lisa Dombro.

WHEREAS, I have tendered my notice of resignation to the Company, and my employment with the Company Group will end effective as of February 28, 2022 (the “Separation Date”);

WHEREAS, the Company has agreed to provide me with specified separation pay and benefits, subject to, among other things, my execution, delivery and non-revocation of a general release of claims; and

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, I hereby agree as follows:

1.
In consideration of the payment of my annual cash bonus for the 2021 fiscal year of the Company Group pursuant to the agilon health bonus plan (the “Annual Bonus”), I hereby waive and release and forever discharge the Company Group, Clayton, Dubilier & Rice, LLC (“CD&R”) and its affiliated investment funds, and those entities which hold a direct and/or indirect interest in the Company and which serve as the general partner or managing member of any such vehicles or of the general partner or managing members of such vehicles, and their respective affiliates, and all of the respective past and present officers, directors, employees, agents, representatives, stockholders, members and partners of the foregoing and any and all employee pension benefit or welfare benefit plans of the Company Group, each in his, her or its capacity as such, and each of them, separately and collectively (collectively, “Releasees”), from any and all existing claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, whether or not mature or ripe, that I ever had and now have against any Releasee including, but not limited to, claims and causes of action arising out of or in any way related to my employment with or separation from the Company Group, to any services performed for any member of the Company Group, to any status, term or condition in such employment or relationship, to any equity interests that I have in or that were granted or committed to me by any member of the Company Group, or to any physical or mental harm or distress from such employment or non-employment or claim to any hire, rehire or future employment of any kind by any member of the Company Group, all to the extent allowed by applicable law. This release of claims includes, but is not limited to, claims based on express or implied contract, compensation plans, covenants of good faith and fair dealing, wrongful discharge, claims for discrimination, harassment and retaliation, violation of public policy, tort or common law, whistleblower or retaliation claims; and claims for additional compensation or damages or attorneys’ fees or claims under federal, state, and local laws, regulations and ordinances, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Worker Adjustment and Retraining Notification Act (“WARN”), or equivalent state WARN act and the Employee Retirement Income Security Act (“ERISA”). I understand that this release of claims includes a release of all known and unknown claims through the date on which I execute this release.

I further agree, promise, and covenant that, to the maximum extent permitted by law, neither I, nor any person, organization, or other entity acting on my behalf has filed or will file, charge, claim, sue, or cause or permit to be filed, charged, or claimed, any action for damages or other relief (including injunctive, declaratory, monetary, or other relief) against any of the Releasees involving any matter occurring in the past, or involving or based upon any claims, demands, causes of action, obligations, damages, or liabilities, in each case which are involving any matter occurring in the past, or involving or based upon any claims, demands, causes of action, obligations, damages, or liabilities, in each case which are subject to this release of claims. All Releasees shall be deemed to be third party beneficiaries of this Agreement to the same extent as if they were signatories hereto.

Notwithstanding the foregoing, this release of claims will not prohibit me from filing a charge of discrimination with the National Labor Relations Board, the Equal Employment Opportunity Commission (“EEOC”) or an equivalent state civil rights agency, but I agree and understand that I am waiving my right to monetary compensation thereby if any such agency elects to pursue a claim on my behalf. Further, nothing in this release of claims shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws, such as claims for workers’ compensation or unemployment benefits or any claims that may arise after the date on which I execute this release.

In addition, nothing in this release of claims will be construed to affect any of the following claims, all rights in respect of which are reserved:

(a) Payment of the Annual Bonus as set forth above;

(b) Reimbursement of unreimbursed business expenses properly incurred prior to the Separation Date in accordance with Company policy;

(c) Claims under in respect of vested stock options under the agilon health, inc. 2021 Omnibus Equity Incentive Plan (the “Equity Plan”) held by me as of the Separation Date;

(d) Vested benefits under the general Company employee benefit plans (other than severance pay or termination benefits, all rights to which are hereby waived and released);

(e) Any claim that the Company has breached this release of claims; and

(f) Indemnification as a current or former officer of the Company or inclusion as a beneficiary of any insurance policy related to my service in such capacity.

2.
Through the Separation Date, I will continue to devote my best efforts and full business time and attention to the business and affairs of the Company Group, and will provide such transition assistance reasonably requested by the Company Group’s Chief Executive Officer or his designee. If I materially breach this Agreement or any restrictive covenant for the benefit of the Company Group by which I am bound or, without the Company’s prior written consent, then from and after the date of such breach, the Company shall have no further payment obligations under this Agreement and may require me to repay the Annual Bonus.
3.
Except for the Annual Bonus, I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, pursuant to the federal Family and Medical Leave Act and any similar state or local law, any Company Group policy or any other applicable law, and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim. By executing this release of claims, I confirm that I have no knowledge of any failure by me or anyone else at the Company to have complied with any applicable legal or regulatory requirements or material policies or practices of the Company.
4.
By executing this Agreement, I confirm that I have no knowledge of any failure by me or anyone else at the Company Group to have complied with any applicable legal or regulatory requirements or material policies or practices of the Company Group, which has not previously been reported to the Company Group’s Chief Executive Officer or Chief Compliance Officer, and I have not been retaliated against for reporting any allegations of fraud or other wrongdoing.
5.
I have been given twenty-one (21) days to review this Agreement and have been encouraged by representatives of the Company to consult with legal counsel, and I am signing this Agreement knowingly, voluntarily, and with full understanding of its terms and effects, and I voluntarily accept the payments provided for herein for the purpose of making full and final settlement of all claims referred to above. If I have signed this Agreement prior to the expiration of the twenty-one (21) day period, I have done so voluntarily. I also understand that the release of claims specifically applies to any rights or claims that I may have against the Company Group or any party released herein under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended (“ADEA”) and that notwithstanding anything in this Agreement to the contrary, this release of claims does not purport to waive rights or claims arising under ADEA that may arise from acts or events occurring after the date that this Agreement is signed by me and that I have the right to revoke my signature within seven (7) days of execution. Any revocation of this Agreement must be in writing and received by the Company by the close of business on the seventh day following my execution of this Agreement and shall be delivered to Lyn Amor Macaraeg at Lyn.Macaraeg@agilonhealth.com. If I elect to revoke this Agreement during the revocation period, this Agreement shall be void and of no effect in its entirety. However, I understand that the termination of my employment shall still be effective as of the Separation Date.

6.
Not later than the Separation Date, I agree to return, or hereby represent that I have returned as of such date (if I have not signed this Agreement by such date), to the Company all Company property, equipment and materials, including, but not limited to, any company vehicle, any laptop computer and peripherals; any cell phone or other portable computing device; any telephone calling cards; keys; Company identification card; any credit or fuel cards; and all tangible written or graphic materials (and all copies) relating in any way to the Company or its business, including, without limitations, documents, manuals, customer lists and reports, as well as all data contained on computer files, “thumb” drives, “cloud” services, or other data storage device, or home or personal computers and/or e-mail or internet accounts. I acknowledge and agree that the non-solicitation, confidentiality, non-disparagement and other obligations that are included in my award agreements under the Equity Plan will continue to apply to me after the Separation Date for the time periods provided therein in accordance with their terms.
7.
Following the Separation Date, I shall reasonably cooperate with the Company’s requests for information and assistance with respect to the sale of products and issues or matters related to the Company and its affiliates of which I had knowledge during my employment with the Company, including being available for teleconference calls and questions and, if requested by the Company, exception-based on-site meetings, subject to my availability.
8.
By my execution of this Agreement, I hereby resign from all officer and director positions with the Company Group effective as of the Separation Date. I agree that, as requested by the Company from time to time, I will execute such other documents as may be necessary to evidence the resignations covered by this Agreement.
9.
I acknowledge and agree that I shall be solely responsible for all applicable taxes incurred by me from the payments and benefits under this Agreement and all such payments and benefits shall be subject to applicable federal, state and local withholding requirements.
10.
This Agreement constitutes the entire agreement and understanding between any member of the Company Group and me with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between me and any members of the Company Group relating to such subject matter. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles that would result in the application of another state’s laws. Its language shall be construed as a whole, according to its fair meaning and not strictly for or against either party. Should any provision of this Agreement be declared or determined by any court to be illegal or invalid as a result of any action or proceeding, the validity of the remaining parts, terms, or provisions shall not be affected thereby and any said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement. This Agreement may be executed in counterparts (including via facsimile or .pdf file).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned and the Company as of the first date written below.

EXECUTIVE

_/s/ Lisa Dombro__________
Name: Lisa Dombro

Dated: February 25, 2021

Acknowledged and Agreed:

AGILON HEALTH
MANAGEMENT, INC.

_/s/ Mathew Varghese_______

By: Mathew Varghese

Title: Chief People Officer